
                                   EXHIBIT 21

                                  SUBSIDIARIES

---------------------------------------- -------------------------------------- --------------------------------------
                                           Jurisdiction of Incorporation or      Other Name under which Business is
                 Name                                Organization                             Conducted
---------------------------------------- -------------------------------------- --------------------------------------
U.S. Rubber Reclaiming, Inc.             Indiana                                None
---------------------------------------- -------------------------------------- --------------------------------------
Pyramid Coach, Inc.                      Tennessee                              None
---------------------------------------- -------------------------------------- --------------------------------------
Danzer Industries, Inc.                  Maryland                               None
---------------------------------------- -------------------------------------- --------------------------------------
United Expressline, Inc.                 Indiana                                United Expressline and Southwest
                                                                                Trailers
---------------------------------------- -------------------------------------- --------------------------------------
Obsidian Leasing Company, Inc.           Mississippi                            None
---------------------------------------- -------------------------------------- --------------------------------------
